EXHIBIT 21



                                                   SUBSIDIARIES

------------------------------------- ----------------------------------- -----------------------------------
         Name of Subsidiary              Jurisdiction of Organization             Ownership Interest
------------------------------------- ----------------------------------- -----------------------------------
Sunwin Tech Group, Inc.               Florida                             100% owned by Sunwin
------------------------------------- ----------------------------------- -----------------------------------
Qufu Natural Green Engineering        Peoples Republic of China           80% owned by Sunwin Tech Group,
Company Limited ("Qufu")                                                  Inc.
------------------------------------- ----------------------------------- -----------------------------------
Shengya Veterinary Medicine Co.,      Peoples Republic of China           100% owned by Qufu
Ltd.
------------------------------------- ----------------------------------- -----------------------------------
Shengyuan Herb Extraction Co., Ltd.   Peoples Republic of China           100% owned by Qufu
------------------------------------- ----------------------------------- -----------------------------------
Qufu Chinese Medicine Factory         Peoples Republic of China           100% owned by Qufu
------------------------------------- ----------------------------------- -----------------------------------

